UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 23, 2023
Date of Report (date of earliest event reported)

Momentus Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39128	84-1905538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3901 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(650) 564-7820
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MNTS	The Nasdaq Stock Market LLC
Warrants	MNTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01          Other Events.

Recent Press Releases

On February 22, 2023, Momentus Inc. (“Momentus” or the “Company”) issued a press release providing an update on the Company’s Vigoride 5 mission which launched on January 3, 2023.  On February 23, 2023, Momentus issued a press release regarding the Company’s plans for launches for the remainder of 2023. Copies of these press releases are attached as Exhibits 99.1 and 99.2 to this Form 8-K. The content of the press releases is incorporated by reference into this Item 8.01 as if set forth herein.

Class Action Update

The Company has also reached an agreement in principle to settle consolidated securities class action lawsuits against the Company and certain of its current and former directors and former officers pending in the United States District Court for the Central District of California, captioned “In Re Stable Road Acquisition Corp. Securities Litigation, Master File No. 2:21-cv-05744” (the “Securities Class Actions”). On February 10, 2023, the lead plaintiff in the Securities Class Actions and the Company reached an agreement in principle to settle the Securities Class Actions.  Under the terms of the agreement in principle, the lead plaintiff, on behalf of a class of all persons that purchased or otherwise acquired Company stock between October 7, 2020 and July 13, 2021, inclusive, would release the Company from all claims asserted or that could have been asserted in the Securities Class Actions  and dismiss such claims with prejudice, in exchange for payment of $8.5 million by the Company (at least $4.0 million of which is expected to be funded by insurance proceeds). The agreement in principle remains subject to the satisfaction of various conditions, including negotiation and execution of a memorandum of understanding, final stipulation of settlement, notice to the proposed class, and approval by the United States District Court for the Central District of California. If these conditions are satisfied, the proposed settlement will resolve all claims in the Securities Class Actions against the Company (except as to any shareholders that may elect to opt-out of the class). The Company and the other defendants have denied and continue to deny each and all of the claims alleged in the Securities Class Actions, and the proposed settlement contains no admission of liability, wrongdoing or responsibility by any of the defendants.  In the event that the Company is unable to execute a final stipulation of settlement and obtain Court approval, the Company will continue to vigorously defend against the claims asserted in the Securities Class Actions.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release, dated February 22, 2023, issued by Momentus Inc. regarding the Company’s Vigoride 5 Mission
99.2	Press Release, dated February 23, 2023, issued by Momentus Inc. regarding the Company’s 2023 Launch Plans
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Paul Ney
	Name:	Paul Ney
Dated: February 23, 2023	Title:	Chief Legal Officer and Corporate Secretary